                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    October 1, 1999
                                                   -------------------

                           Clarion Technologies, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                      0-24690                    91-1407411
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


           1901 N. Roselle Road, Suite 340, Schaumburg, Illinois 60195
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (847) 490-9900
                                                      -----------------



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.
                  --------------------------------------------

                  This report amends the current report filed by Clarion Technologies, Inc. (the "Company") dated October 13, 1999.

                  Effective October 1, 1999, Clarion Acquisition, Inc., a Michigan corporation and a wholly owned subsidiary of the Company, merged with and into Double "J" Molding, Inc., a Michigan corporation ("Double J"). As a result of the Double J merger, the outstanding shares of Double J were converted into an aggregate of 850,000 shares of common stock, $.001 par value, of the Company, and the outstanding shares of Clarion Acquisition, Inc. were converted into one share of Double J, making Double J a wholly owned subsidiary of the Company. In a related transaction, the Company also acquired the real estate owned by a partnership controlled by the former Double J shareholders, and used by Double J, for $2,005,000 in cash and the assumption of $1,287,900 in debt.

                  The audited financial statements of Double J as of September 30, 1999 and December 31, 1998, for the nine month period ended September 30, 1999 and for the fiscal year ended December 31, 1998 are presented below. The Company is relying on Rule 3-06 of Regulation S-X in presenting the financial statements of Double J as of September 30, 1999 and for the nine-month period then ended.

                                                        DOUBLE "J" MOLDING, INC.
                                                                        --------

                                                        FINANCIAL STATEMENTS AND
                                                    INDEPENDENT AUDITORS' REPORT
                                                                        --------

                                                              SEPTEMBER 30, 1999

                            DOUBLE "J" MOLDING, INC.
                                    --------

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                                    ---------

                               SEPTEMBER 30, 1999

                            DOUBLE "J" MOLDING, INC.


                                  - CONTENTS -









                                                                     PAGE NUMBER
                                                                     -----------

Independent Auditors' Report                                             1

Financial Statements:

    Balance Sheet                                                        2

    Statement of Operations and Retained Earnings                        3

    Statement of Cash Flows                                            4 & 5

    Notes to Financial Statements                                      6 - 16

                          Independent Auditors' Report
                          ----------------------------



To the Board of Directors and Stockholders
Double "J" Molding, Inc.
South Haven, Michigan


We have audited the accompanying balance sheet of Double "J" Molding, Inc. (a Michigan corporation) as of September 30, 1999, and December 31, 1998, and the related statements of operations and retained earnings and cash flows for the nine months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those statements require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Double "J" Molding, Inc. at September 30, 1999 and December 31, 1998 and the results of operations and cash flows for the period and year, respectively, then ended, in conformity with generally accepted accounting principles.

PERRIN, FORDREE & COMPANY, P.C.

/s/ Perrin, Fordree & Company, P.C.


Troy, Michigan
October 27, 1999


                                         DOUBLE "J" MOLDING, INC.
                                                BALANCE SHEET
                                  SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                                     ASSETS
                                     ------

                                                        SEPTEMBER 30,            DECEMBER 31,
                                                            1999                    1998
                                                        -------------           -------------
CURRENT ASSETS:
   Cash and cash equivalents                            $          -            $      4,301
   Accounts receivable:
      Trade - net of allowance for doubtful
       accounts of $172,600 in 1999 and
       $142,800 in 1998, respectively                      4,472,568               3,605,588
      Stockholders and employees                             136,846                 148,718
      Related party                                          144,060                 144,060
      Other                                                        -                  14,211
   Inventory                                               1,225,734               1,165,961
   Prepaid expenses:
      Tooling                                                103,235                 483,325
      Taxes                                                  320,700                  52,690
      Other                                                   14,116                  39,922
   Interest receivable                                         1,292                   6,517
   Deferred tax asset                                        292,700                 174,100
                                                        -------------           -------------

           Total current assets                            6,711,251               5,839,393

PROPERTY AND EQUIPMENT:
   Machinery and equipment                                 8,733,983               7,307,053
   Leasehold improvements                                  2,238,628                 901,769
   Furniture and fixtures                                    569,975                 544,182
   Vehicles                                                  136,492                 136,492
   Construction in progress                                        -                  55,819
                                                        -------------           -------------

                                                          11,679,078               8,945,315
   Less accumulated depreciation and amortization         (4,833,925)             (4,181,325)
                                                        -------------           -------------

                                                           6,845,153               4,763,990

OTHER ASSETS:
   Deferred financing, net of accumulated amortization
      of $4,072 in 1999 and $407 in 1998                      93,656                  97,321
   Investments - available-for-sale - restricted             409,809               2,204,675
                                                        -------------           -------------

                                                             503,465               2,301,996
                                                        -------------           -------------

                                                        $ 14,059,869            $ 12,905,379
                                                        =============           =============


    The accompanying notes are an integral part of the financial statements.


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                        SEPTEMBER 30,            DECEMBER 31,
                                                            1999                    1998
                                                        -------------           -------------
CURRENT LIABILITIES:
   Line-of-credit                                       $  2,500,000            $  2,000,000
   Current portion of capital lease obligations               46,684                  57,616
   Current portion of long-term debt                         400,029                 514,724
   Accounts payable:
      Trade                                                2,278,064                 785,773
      Related party                                        1,327,891               1,113,988
   Accrued liabilities:
      Employee benefits                                      306,600                 216,362
      Payroll and payroll taxes                              525,645                 129,564
      Other                                                  863,976                 155,359
                                                        -------------           -------------

               Total current liabilities                   8,248,889               4,973,386

CAPITAL LEASES OBLIGATIONS                                    34,506                  66,084

LONG-TERM DEBT                                             2,116,935               2,402,268

DEFERRED FEDERAL INCOME TAX                                  555,800                 538,200
                                                        -------------           -------------

               Total liabilities                          10,956,130               7,979,938

STOCKHOLDERS' EQUITY :
   Common stock, - $1.00 par value,
      Authorized - 50,000 shares
      Issued and outstanding, 10,500 shares                   10,500                  10,500
   Retained earnings                                       3,093,239               4,914,941
                                                        -------------           -------------

                                                           3,103,739               4,925,441

                                                        -------------           -------------
                                                        $ 14,059,869            $ 12,905,379
                                                        =============           =============

    The accompanying notes are an integral part of the financial statements.


                                           DOUBLE "J" MOLDING, INC.
                                STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                                     NINE MONTHS ENDED SEPTEMBER 30, 1999
                                       AND YEAR ENDED DECEMBER 31, 1998

                                                        SEPTEMBER 30,            DECEMBER 31,
                                                            1999                    1998
                                                        -------------           -------------
SALES                                                   $ 16,585,271            $ 20,568,619

COST OF SALES                                             17,327,854              18,670,503
                                                        -------------           -------------

GROSS PROFIT                                                (742,583)              1,898,116

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                                 1,404,778               1,605,744
                                                        -------------           -------------

INCOME (LOSS) FROM OPERATIONS                             (2,147,361)                292,372

OTHER INCOME (EXPENSE):
   Interest income                                            27,863                  10,797
   Interest expense                                         (143,975)               (129,325)
   Other income                                                2,900                   5,897
                                                        -------------           -------------

                                                            (113,212)               (112,631)
                                                        -------------           -------------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                       (2,260,573)                179,741

PROVISION FOR INCOME TAXES                                  (438,871)                 73,910
                                                        -------------           -------------

NET INCOME (LOSS)                                         (1,821,702)                105,831

RETAINED EARNINGS:
   Beginning of year                                       4,914,941               4,809,110
                                                        -------------           -------------

   End of year                                          $  3,093,239            $  4,914,941
                                                        =============           =============

    The accompanying notes are an integral part of the financial statements.


                                              DOUBLE "J" MOLDING, INC.
                                              STATEMENT OF CASH FLOWS
                                     NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                                            YEAR ENDED DECEMBER 31, 1998

                                                        SEPTEMBER 30,            DECEMBER 31,
                                                            1999                    1998
                                                        -------------           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers                         $ 15,732,502            $ 20,633,462
   Cash paid to suppliers and employees                  (14,818,462)            (20,078,443)
   Interest received                                          33,089                   4,279
   Interest paid                                            (140,974)               (122,308)
   Income taxes paid                                          69,861                 111,566
   Miscellaneous income                                        2,900                   5,897
                                                        -------------           -------------
             Net cash from operating activities              878,916                 554,453

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                     (2,735,545)               (712,221)
   Advances to related party                                       -                (144,060)
   Purchases of available-for-sale securities             (2,655,456)             (2,204,675)
   Sales of available for sale securities                  4,450,322                       -
                                                        -------------           -------------
             Net cash to investing activities               (940,679)             (3,060,956)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line-of-credit - net                        500,000                 505,000
   Proceeds from long-term debt                                    -               2,500,000
   Payments of long-term debt                               (400,028)               (352,238)
   Payments of capital leases                                (42,510)                (51,939)
   Debt acquisition costs                                          -                 (97,321)
                                                        -------------           -------------
             Net cash from financing activities               57,462               2,503,502
                                                        -------------           -------------

NET DECREASE IN CASH EQUIVALENTS                              (4,301)                 (3,001)

CASH AND CASH EQUIVALENTS:
   Balance - beginning of year                                 4,301                   7,302
                                                        -------------           -------------

   Balance - end of year                                $          -            $      4,301
                                                        =============           =============

      The accompanying notes are an integral part of the financial statements.


                                         DOUBLE "J" MOLDING, INC.
                                    STATEMENT OF CASH FLOWS - CONTINUED
                                    NINE MONTHS ENDED SEPTEMBER 30, 1999
                                      AND YEAR ENDED DECEMBER 31, 1998

                            RECONCILIATION OF NET INCOME TO NET CASH FROM OPERATING
                            -------------------------------------------------------
                                                 ACTIVITIES
                                                 ----------

                                                        SEPTEMBER 30,            DECEMBER 31,
                                                            1999                    1998
                                                        -------------           -------------

 NET INCOME (LOSS)                                      $ (1,821,702)           $    105,831
    Adjustments to reconcile net income (loss) to
       net cash from operating activities:
          Depreciation and amortization                      657,364                 832,766
          Loss on disposal of equipment                          683                       -
          Provision for bad debts                             29,800                  67,800
          Deferred income taxes                             (101,000)                 (3,400)
    Changes in operating assets and liabilities
       which increase (decrease) cash flow:
          Accounts receivable                               (882,569)                 (2,957)
          Employee advance                                    11,871                 (45,134)
          Inventories                                        (59,773)               (197,641)
          Prepaid expenses                                    25,806                 (32,268)
          Prepaid tooling                                    380,090                (483,325)
          Prepaid income taxes                              (268,010)                188,876
          Interest receivable                                  5,226                  (6,518)
          Accounts payable                                 1,706,195                  45,310
          Accrued payroll                                    396,080                  32,248
          Accrued expenses                                   798,855                  52,865
                                                        -------------           -------------

                                                           2,700,618                 448,622
                                                        -------------           -------------

 NET CASH FROM  OPERATING ACTIVITIES                    $    878,916            $    554,453
                                                        =============           =============


                           NON-CASH INVESTING AND FINANCING TRANSACTIONS
                           ---------------------------------------------

 PROPERTY AND EQUIPMENT ACQUIRED BY
    CAPITAL LEASE OBLIGATIONS                           $          -            $    114,695
                                                        =============           =============

    The accompanying notes are an integral part of the financial statements.

                            DOUBLE "J" MOLDING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         This summary of significant accounting policies of Double "J" Molding, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         BUSINESS ACTIVITY
         -----------------

         The Company is a manufacturer of plastic injection molded parts for the automotive industry. Most of the Company's business activity is with customers located primarily in southwestern Michigan.

         CASH AND CASH EQUIVALENTS
         -------------------------

         For purposes of the statement of cash flows, cash equivalents include cash in banks and all highly liquid debt instruments with original maturities of three months or less.

         ACCOUNTS RECEIVABLE
         -------------------

         The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral for accounts receivable arising from the normal course of business. The Corporation maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

         INVENTORY
         ---------

         Inventory is stated at the lower of cost or market, determined using the first-in, first-out (FIFO) method. Inventories, net of valuation reserves, consisted of the following:

                                        September 30,           December 31,
                                            1999                    1998
                                        ------------            ------------

           Raw materials                $   844,879             $   737,313
           Finished goods                   380,855                 428,648
                                        ------------            ------------

           Total inventories            $ 1,225,734             $ 1,165,961
                                        ============            ============

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         PREPAID TOOLING
         ---------------

         The costs to manufacture and supply customer-owned tooling are recorded as prepaid tooling costs when incurred. Amounts incurred are charged to cost of sales and revenue is recognized upon completion of tooling and acceptance by the customer. Gains incurred on tooling projects are recognized into income upon completion, while estimated losses are recognized immediately as cost of sales.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment are stated at cost and include expenditures that materially extend the useful lives of these assets. Expenditures for normal repairs and maintenance are charged to operations as incurred.

         DEPRECIATION AND AMORTIZATION
         -----------------------------

         For financial statement purposes, depreciation is computed using the straight-line and declining balance methods based on the estimated useful lives of the fixed assets as follows:

           Machinery and equipment                                    6-11 years
           Leasehold improvements                                    15-40 years
           Furniture and fixtures                                     3-10 years
           Vehicles                                                    6-7 years

         For income tax purposes, depreciation is computed using the modified accelerated cost recovery method (MACRS) as prescribed by the Internal Revenue Service.

         Depreciation expense was $653,699 and $832,766 for the nine months ended September 30, 1999, and the year ended December 31, 1998, respectively.

         DEFERRED FINANCING COSTS
         ------------------------

         Costs incurred in connection with the financing of the revenue bond (Note 6) have been capitalized and are being amortized over the term of the respective debt using the straight-line method. Amortization expense was $3,665 for the nine months ended September 30, 1999 and $407 for the year ended December 31, 1998.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         INCOME TAXES
         ------------

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statements and income tax purposes.

         The deferred tax asset and liability represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         The primary components of the Company's deferred tax assets and liabilities are inventory valuation, allowance for doubtful accounts, certain accruals and an Alternative Minimum Tax carryover credit (assets) and tax over book depreciation
         (liabilities).

         REVENUE RECOGNITION
         -------------------

         Revenue is recognized in the period in which the products are shipped.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         RECLASSIFICATIONS
         -----------------

         Certain amounts previously reported for fiscal 1998 have been reclassified to conform to the classifications used for the nine months ended September 30, 1999. Such reclassifications had no effect on reported income.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 2 - RELATED PARTY TRANSACTIONS:

         The Company leases buildings from a related party. These leases require minimum monthly rental payments of $5,742 and $7,858 and expire on December 31, 2010. Rent on the first lease may be increased by up to 5% on each anniversary date of the lease. The Company is responsible for all expenses related to the buildings. Rent expense for these leases was $122,400, and $163,200 for the nine months ended September 30, 1999, and year ended December 31, 1998, respectively.

         Annual future obligations are as follows:

         Year ending September 30:
           2000                                                   $   163,200
           2001                                                       163,200
           2002                                                       163,200
           2003                                                       163,200
           2004                                                       163,200
           Thereafter                                               1,020,000
                                                                  ------------
                                                                  $ 1,836,000
                                                                  ============

         In December, 1998 the Company received cash proceeds of $2,500,000 from the issuance of the revenue bond (Note 6) which is restricted to the construction of a new facility, acquisitions of machinery and equipment and the financing costs of the bond issuance. This new facility is being constructed by a related party, at an estimated total cost of $1,300,000 and the equipment for the Company is estimated at a total cost of $1,200,000. The Company and the related party are jointly and severally liable for the entire amount of the revenue bond. The Company has accounted for the entire amount of the aforementioned transactions on its financial statements for the period ending September 30, 1999 and year ending December 31, 1998, due to the fact that the related party has entered into an asset purchase agreement with the same buyer as the Company (Note 11).

         Purchases of materials from a related party were $5,666,599 and $8,230,159 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 3 - INVESTMENT SECURITIES

         The amortized cost of securities and their approximate fair values as of September 30, 1999 and December 31, 1998 are as follows:


                                                    September 30, 1999
                                                  Gross          Gross
                                Amortized       Unrealized     Unrealized         Fair
Available-for-Sale                Cost            Gains          Losses           Value
------------------            -------------   -------------   -------------   -------------
U.S. government               $     14,563    $          -    $          -    $     14,563
State and municipal
   governments                     395,246               -               -         395,246
                              -------------   -------------   -------------   -------------
                              $    409,809    $          -    $          -    $    409,809
                              =============   =============   =============   =============


                                                    December 31, 1998
                                                  Gross          Gross
                                Amortized       Unrealized     Unrealized         Fair
Available-for-Sale                Cost            Gains          Losses           Value
------------------            -------------   -------------   -------------   -------------

U.S. government               $    510,563    $          -    $          -    $    510,563
State and municipal
   governments                   1,444,562               -               -       1,444,562
Corporate debt securities          249,550               -               -         249,550
                              -------------   -------------   -------------   -------------
                              $  2,204,675    $          -    $          -    $  2,204,675
                              =============   =============   =============   =============

Amounts maturing in:

Available-for-Sale                                            Amortized Cost      Fair Value
------------------                                            --------------    -------------

One year or less                                              $      14,563     $     14,563
One year through five years                                          15,000           15,000
Five years through ten years                                        110,000          110,000
After ten years                                                     270,246          270,246
                                                              --------------    -------------

                                                              $     409,809     $    409,809
                                                              ==============    =============

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 3 - INVESTMENT SECURITIES - CONTINUED:

         During 1999 and 1998, the Company sold securities available for sale for total proceeds of approximately $4,450,322 and $1,728,071, respectively, resulting in no gross realized gains or losses. Investment securities totaling $409,809 are restricted for construction purposes (Note 2).


NOTE 4 - LINE-OF-CREDIT:

         The Company has a line-of-credit agreement with a bank which provides for maximum borrowings of $2,500,000 as of September 30, 1999 and $2,000,000 as of December 31, 1998. At September 30,1999, and December 31, 1998, there was an outstanding balance of $2,500,000 and $2,000,000, respectively. The agreement bears interest at 1/2% under the bank's prime rate, which was 8.25% and 7.75% as of September 30, 1999 and December 31, 1998, respectively. The note is due on demand and is secured by accounts receivable, inventory and machinery and equipment.


NOTE 5 - CAPITAL LEASE OBLIGATIONS:

         The Company periodically acquires assets under capital lease obligations. The cumulative capitalized cost of assets acquired under capital lease obligations of $188,750, less accumulated amortization of $80,365 and $60,466 at September 30, 1999, and December 31, 1998, respectively, is included in machinery and equipment and vehicles in the accompanying financial statements. Depreciation of these assets is included in depreciation expense.

         The following is a schedule of future lease payments under capital leases:

         Year ending September 30:
           2000                                                      $   54,504
           2001                                                          36,814
                                                                     -----------

           Total lease payments                                          91,318
           Amount representing interest                                 (10,128)
                                                                     -----------

           Present value of future minimum payments                      81,190
           Less: current portion                                        (46,684)
                                                                     -----------

           Long term portion                                         $   34,506
                                                                     ===========

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 6 - LONG-TERM DEBT:

         Long-term debt at September 30, 1999 and December 31, 1998 consists of the following:

                                                                               1999                1998
                                                                            -----------         -----------
         Revenue bond - due in quarterly payments totaling $245,000 per annum from December 1,1999 to September 1, 2005, $110,000 from
         December 1, 2005 to September 1,2006, $60,000 per annum from
         December 1, 2006 to September 1, 2018, and $20,000 ending
         December 1, 2018, including interest determined at a weekly rate, currently 4.2% as of September 30, 1999, secured by a letter of
         credit with a bank.                                                $2,320,000          $2,500,000

         Note payable - bank, due in monthly payments of $6,718, including interest at 1/2% under the bank's prime rate of 7.75% as of
         December 31, 1998, maturing March 6, 1999, when any unpaid balance is due, secured by accounts receivable, inventory and
         machinery and equipment.                                                    -              20,367

         Note payable - bank, due in monthly payments of $10,945,
         including interest at 1/2% under the bank's prime rate of 8.25%
         and 7.75% as of September 30,1999 and December 31, 1998,
         respectively, maturing October 3, 1999 when any unpaid balance is due, secured by accounts receivable, inventory and machinery
         and equipment.                                                         10,943             105,911

                                      -12-

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 6 - LONG-TERM DEBT - CONTINUED:

         Note payable - bank, due in monthly payments of $11,650,
         including interest at 1/2% under the bank's prime rate of 8.25%
         and 7.75% as of September 30, 1999 and December 31, 1998,
         respectively, maturing September 19, 2000 when any unpaid balance is due, secured by accounts receivable, inventory and machinery
         and equipment.                                                        128,234             222,999

         Note payable - City of South Haven, due in monthly payments of
         $1,637, including interest at a fixed rate of 7.5%, maturing
         December 1, 2003 when any unpaid balance is due, secured by real
         estate owned by a related party.                                       57,787              67,715
                                                                            -----------         -----------

                                                                             2,516,964           2,916,992
         Less current portion                                                  400,029             514,724
                                                                            -----------         -----------

         Long-term debt                                                     $2,116,935          $2,402,268
                                                                            ===========         ===========

         Maturities of long-term debt are summarized as follows:

         Year ending September 30:
           2000                                                    $   400,029
           2001                                                        262,083
           2002                                                        263,408
           2003                                                        251,444
           2004                                                        245,000
           Thereafter                                                1,095,000
                                                                   ------------

                                                                   $ 2,516,964
                                                                   ============

NOTE 7 - INCOME TAXES:

         Current income tax is based on the taxable income for the year as measured by the current year's payable per the income tax return. The deferred tax adjustment is the amount required to adjust the deferred tax asset and liability to that expected to be realized in future years.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 7 - INCOME TAXES - CONTINUED:

         The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes. This is due to non-deductible officers' life insurance payments, municipal bond interest income and the non-deductible portion of meals and entertainment.

         As of September 30, 1999 the Company has available AMT operating loss carryforwards of approximately $139,800, which can be utilized through 2019.

         As of September 30, 1999 and December 31, 1998 the components of deferred income taxes consisted of the following:

                                                                 SEPTEMBER 30,           DECEMBER 31,
                                                                     1999                    1998
                                                                 -------------          -------------
         Current deferred taxes - gross assets                   $    725,200           $    174,100
         Valuation allowance                                         (432,500)                     -
                                                                 -------------          -------------

                                                                      292,700                174,100
         Noncurrent deferred taxes - gross liabilities               (555,800)              (538,200)
                                                                 -------------          -------------

           Net  deferred tax liability                           $   (263,100)          $   (364,100)
                                                                 =============          =============

         The tax effects of cumulative temporary differences as of September 30, 1999 and December 31, 1998 consisted of the following:

                                                                 SEPTEMBER 30,           DECEMBER 31,
                                                                     1999                    1998
                                                                 -------------          -------------

           Depreciation                                          $   (555,800)          $   (538,200)
           Quality containment accrual                                255,000                      -
           AMT Carryforward                                           139,800                      -
           Accrued payroll                                            119,800                 37,400
           Obsolescence reserve                                        62,200                 59,900
           Bad debt reserve                                            51,900                 48,600
           Other                                                       96,500                 28,200
                                                                 -------------          -------------

                                                                      169,400               (364,100)
           Less valuation allowance                                  (432,500)                     -
                                                                 -------------          -------------

                                                                 $   (263,100)          $   (364,100)
                                                                 =============          =============

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 8 - OPERATING LEASES:

         The Company is obligated under noncancelable operating leases for vehicles The annual minimum lease payments under these as of September 30, 1999, net of prepaid expenses of $8,469 are as follows:

         Year ending September 30:
           2000                                                     $  52,835
           2001                                                        34,911
           2002                                                        21,063
           2003                                                         8,976
           2004                                                         8,266
           Thereafter                                                  14,934
                                                                    ----------

                                                                    $ 140,985
                                                                    ==========

         Rent expense related to these operating leases for the nine months ending September 30, 1999, and the year ended December 31, 1998 were approximately $47,000 and $49,000, respectively.


NOTE 9 - PROFIT SHARING PLAN:

         The Company has a salary reduction/profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with the Company. Each employee may contribute up to a maximum of 15% of their annual salary to the Plan. The Company, at its option, may contribute additional amounts to the Plan. Company contributions to the Plan for the nine months ended September 30, 1999, and the year ended December 31, 1998 were $54,000, and $72,362, respectively.


NOTE 10 - MAJOR CUSTOMER:

          A material part of the Company's business is dependent upon one major customer, the loss of whom would have a materially adverse effect on the Company. Sales to the customer during the nine months ended September 30, 1999 and year ended December 31, 1998 were approximately $15,100,000 and $19,800,000, respectively, representing 91% and 96% of the total sales for those years. At September 30, 1999, and December 31, 1998 amounts due from this customer included in trade accounts receivable were approximately $4,100,000 and $3,500,000, respectively.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                        AND YEAR ENDED DECEMBER 31, 1998


NOTE 11 - SUBSEQUENT EVENTS:

          In October 1999, Company stockholders entered into a stock purchase agreement. Under this agreement, the buyer will purchase all of the issued and outstanding capital stock of Double "J" Molding, Inc.

          In October, 1999, the Company obtained a $3,150,000 line-of-credit and a $4,400,000 term loan with a bank. These amounts were used to refinance the $2,500,000 working capital line-of-credit (Note 4) and pay off the outstanding balances of the Company's long term debt (Note 6). In connection with this transaction, the Company expensed the deferred financing costs of $93,656 relating to the revenue bond.

                                                        DOUBLE "J" MOLDING, INC.
                                                                        --------

                                                        FINANCIAL STATEMENTS AND
                                                    INDEPENDENT AUDITORS' REPORT
                                                                        --------

                                                               DECEMBER 31, 1998

                            DOUBLE "J" MOLDING, INC.
                                    --------

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                                    ---------

                                DECEMBER 31, 1998

                            DOUBLE "J" MOLDING, INC.


                                  - CONTENTS -









                                                                     PAGE NUMBER
                                                                     -----------

Independent Auditors' Report                                             1

Financial Statements:

    Balance Sheet                                                        2

    Statement of Income and Retained Earnings                            3

    Statement of Cash Flows                                            4 & 5

    Notes to Financial Statements                                     6 - 14

                          Independent Auditors' Report
                          ----------------------------



To the Board of Directors and Stockholders
Double "J" Molding, Inc.
South Haven, Michigan


We have audited the accompanying balance sheet of Double "J" Molding, Inc. (a Michigan corporation) as of December 31, 1997 and 1998, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those statements require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We did not observe the taking of the physical inventories at December 31, 1996 and 1997 (stated at $832,213 and $1,038,120, respectively), since those dates were prior to the time we were initially engaged as auditors for the Company. We were unable to satisfy ourselves about inventory quantities by means of other auditing procedures. We were able to satisfy ourselves about the inventory quantities as of December 31, 1998.

In our opinion, the financial statements referred to in the first paragraph present fairly in all material respects, the financial position of Double "J" Molding, Inc. as of December 31, 1998, in conformity with generally accepted accounting principles. Also, except for the effect of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories taken as of December 31, 1996 and 1997, the financial statements referred to in the first paragraph present fairly, in all material respects the financial position of Double "J" Molding, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


Perrin, Fordree & Company, P.C.

/s/ Perrin, Fordree & Company, P.C.

Troy, Michigan
May 10,1999

                                             DOUBLE "J" MOLDING, INC.
                                                       BALANCE SHEET

                                                      ASSETS
                                                      ------

                                                                                 DECEMBER 31,
                                                                         ---------------------------
                                                                             1998           1997
                                                                         ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents                                             $     4,301    $     7,302
   Accounts receivable:
      Trade - net of allowance for doubtful
       accounts of $142,800 in 1998
       and $75,000 in 1997                                                 3,605,588      3,684,642
      Stockholders and employees                                             148,718        103,583
      Related party                                                          144,060              -
      Other                                                                   14,211              -
   Inventory                                                               1,165,961        968,320
   Prepaid expenses:                                                                              -
      Tooling                                                                483,325              -
      Taxes                                                                   52,690        241,566
      Other                                                                   39,922          7,654
   Interest receivable                                                         6,517              -
   Deferred tax asset                                                        174,100        124,100
                                                                         ------------   ------------
             Total current assets                                          5,839,393      5,137,167

PROPERTY AND EQUIPMENT:
   Leasehold improvements                                                    901,769        887,806
   Machinery and equipment                                                 7,307,053      6,662,661
   Furniture and fixtures                                                    544,182        485,286
   Vehicles                                                                  136,492         82,645
   Construction in progress                                                   55,819              -
                                                                         ------------   ------------

                                                                           8,945,315      8,118,398
   Less accumulated depreciation and amortization                         (4,181,325)    (3,348,559)
                                                                         ------------   ------------

                                                                           4,763,990      4,769,839

OTHER ASSETS:
   Deferred financing, net of accumulated amortization
      of $407                                                                 97,321              -
   Investments - available-for-sale - restricted                           2,204,675              -
                                                                         ------------   ------------

                                                                           2,301,996              -
                                                                         ------------   ------------

                                                                         $12,905,379    $ 9,907,006
                                                                         ============   ============


    The accompanying notes are an integral part of the financial statements.


                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------

                                                                                 DECEMBER 31,
                                                                         ---------------------------
                                                                             1998           1997
                                                                         ------------   ------------
         CURRENT LIABILITIES:
            Line-of-credit                                               $ 2,000,000    $ 1,495,000
            Current portion of capital lease                                  57,616         36,614
            Current portion of long-term debt                                514,724        355,255
            Accounts payable                                               1,899,761      1,854,451
            Accrued liabilities:
               Employee benefits                                             216,362        188,647
               Payroll and payroll taxes                                     129,564         97,317
               Other                                                         155,359        130,208
                                                                         ------------   ------------

                     Total current liabilities                             4,973,386      4,157,492

         CAPITAL LEASE - less current portion                                 66,084         24,330

         LONG TERM DEBT - less current portion                             2,402,268        413,974

         DEFERRED FEDERAL INCOME TAX                                         538,200        491,600
                                                                         ------------   ------------

                     Total liabilities                                     7,979,938      5,087,396

         STOCKHOLDERS' EQUITY:
            Common stock, - $1.00 par value,
               Authorized - 50,000 shares
               Issued and outstanding, 10,500 shares                          10,500         10,500
            Retained earnings                                              4,914,941      4,809,110
                                                                         ------------   ------------
                                                                           4,925,441      4,819,610

                                                                         ------------   ------------

                                                                         $12,905,379    $ 9,907,006
                                                                         ============   ============

    The accompanying notes are an integral part of the financial statements.

                                                  DOUBLE "J" MOLDING, INC.
                                         STATEMENT OF INCOME AND RETAINED EARNINGS


                                                                                 DECEMBER 31,
                                                                         ---------------------------
                                                                             1998           1997
                                                                         ------------   ------------
SALES                                                                    $20,568,619    $20,881,402

COST OF SALES                                                             18,670,503     18,268,145
                                                                         ------------   ------------

GROSS PROFIT                                                               1,898,116      2,613,257

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                                                 1,605,744      1,480,488
                                                                         ------------   ------------

INCOME FROM OPERATIONS                                                       292,372      1,132,769

OTHER INCOME (EXPENSE):
   Interest expense                                                         (129,325)       (96,853)
   Interest income                                                            10,797          6,187
   Other income                                                                5,897          3,466
                                                                         ------------   ------------

                                                                            (112,631)       (87,200)
                                                                         ------------   ------------
INCOME BEFORE PROVISION
   FOR INCOME TAXES                                                          179,741      1,045,569

PROVISION FOR INCOME
   TAXES                                                                      73,910        373,434
                                                                         ------------   ------------

NET INCOME                                                                   105,831        672,135

RETAINED EARNINGS:
   Beginning of year                                                       4,809,110      4,136,975
                                                                         ------------   ------------

   End of year                                                           $ 4,914,941    $ 4,809,110
                                                                         ============   ============


    The accompanying notes are an integral part of the financial statements.

                                                  DOUBLE "J" MOLDING, INC.
                                                  STATEMENT OF CASH FLOWS

                                                                                 DECEMBER 31,
                                                                         ---------------------------
                                                                             1998           1997
                                                                         ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers                                          $20,633,462    $18,677,707
   Cash paid to suppliers and employees                                  (20,078,443)   (18,634,059)
   Interest received                                                           4,279          6,187
   Interest paid                                                            (122,308)       (94,183)
   Income taxes paid                                                         111,566       (405,000)
   Miscellaneous income                                                        5,897          3,466
                                                                         ------------   ------------
            Net cash from (to) operating activities                          554,453       (445,882)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                       (712,221)    (1,060,040)
   Advances to related party                                                (144,060)             -
   Available-for-sale securities                                          (2,204,675)             -
                                                                         ------------   ------------
            Net cash to investing                                         (3,060,956)    (1,060,040)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line-of-credit - net                                        505,000      1,485,000
   Proceeds from long-term debt                                            2,500,000        369,060
   Payments of long-term debt                                               (352,238)      (310,584)
   Proceeds from capital leases - net                                       ( 51,939)       (32,295)
   Debt acquisition costs                                                    (97,321)             -
                                                                         ------------   ------------

            Net cash from financing activities                             2,503,502      1,511,181
                                                                         ------------   ------------

NET INCREASE (DECREASE) IN CASH EQUIVALENTS                                   (3,001)         5,259

CASH AND CASH EQUIVALENTS:
   Balance - beginning of year                                                 7,302          2,043
                                                                         ------------   ------------

   Balance - end of year                                                $      4,301    $     7,302
                                                                        =============   ============


    The accompanying notes are an integral part of the financial statements.

                                             DOUBLE "J" MOLDING, INC.
                                         STATEMENT OF CASH FLOWS - CONTINUED


                           RECONCILIATION OF NET INCOME TO NET CASH FROM (TO) OPERATING
                           ------------------------------------------------------------
                                                    ACTIVITIES
                                                    ----------

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                 ----------------------------
                                                                                    1998              1997
                                                                                 -----------      -----------
NET INCOME                                                                       $  105,831       $  672,135
   Adjustments to reconcile net income to
      net cash to operating activities:
      Depreciation and amortization                                                 832,766          777,686
      Loss on donation of car                                                             -            8,689
   Changes in operating assets and liabilities
      which increase (decrease) cash flow:
         Accounts receivable                                                         64,843       (2,203,696)
         Employee advance                                                           (45,134)        (103,183)
         Inventories                                                               (197,641)        (184,107)
         Prepaid expenses                                                           (32,268)           7,654
         Prepaid tooling                                                           (483,325)               -
         Prepaid income taxes                                                       188,876          (54,566)
         Interest receivable                                                         (6,518)               -
         Accounts payable                                                            45,310          547,970
         Accrued expenses                                                            85,113           62,536
         Deferred income taxes                                                       (3,400)          23,000
                                                                                 -----------      -----------

                                                                                    448,622       (1,118,017)
                                                                                 -----------      -----------

NET CASH FROM (TO) OPERATING ACTIVITIES                                          $  554,453       $ (445,882)
                                                                                 ===========      ===========


                          NON-CASH INVESTING AND FINANCING TRANSACTIONS
                          ---------------------------------------------

PROPERTY AND EQUIPMENT ACQUIRED BY
   CAPITAL LEASE OBLIGATIONS                                                     $  114,695       $   60,944
                                                                                 ===========      ===========


    The accompanying notes are an integral part of the financial statements.

                            DOUBLE "J" MOLDING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         This summary of significant accounting policies of Double "J" Molding, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         BUSINESS ACTIVITY
         -----------------

         The Company is a manufacturer of plastic injection molded parts for the automotive industry. Most of the Company's business activity is with customers located primarily in southwestern Michigan.

         CASH AND CASH EQUIVALENTS
         -------------------------

         For purposes of the statement of cash flows, cash equivalents include cash in banks and all highly liquid debt instruments with original maturities of three months or less.

         INVENTORIES
         -----------

         Inventory is stated at the lower of cost or market, determined using the first-in, first-out (FIFO) method. Inventories, net of valuation reserves, consisted of the following as of December 31:

                                                    1998                1997
                                                 -----------        -----------

           Raw materials                         $   737,313        $   617,992
           Finished goods                            428,648            350,328
                                                 -----------        -----------


           Total inventories                     $ 1,165,961        $   968,320
                                                 ===========        ===========

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         PREPAID TOOLING
         ---------------

         The costs to manufacture and supply customer-owned tooling are recorded as prepaid tooling costs when incurred. Amounts incurred are charged to cost of sales and revenue is recognized when the tooling is shipped and billed to customers, respectively. Gains incurred on tooling projects are recognized into income upon completion, while estimated losses are recognized immediately as cost of sales.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment are stated at cost and include expenditures that materially extend the useful lives of these assets. Expenditures for normal repairs and maintenance are charged to operations as incurred.

         DEPRECIATION AND AMORTIZATION
         -----------------------------

         For financial statement purposes, depreciation is computed using the straight-line and declining balance methods based on the estimated useful lives of the fixed assets as follows:

           Leasehold improvements                                 15-40 years
           Furniture and fixtures                                  6-11 years
           Vehicles                                                 5-7 years
           Machinery and equipment                                    5 years

         For income tax purposes, depreciation is computed using the modified accelerated cost recovery method (MACRS) as prescribed by the Internal Revenue Service.

         Depreciation expense was $832,766 and $777,686 at December 31, 1998 and 1997, respectively.

         DEFERRED FINANCING COSTS
         ------------------------

         Costs incurred in connection with the financing of the revenue bond have been capitalized and are being amortized over the term of the respective debt using the straight-line method.
         Amortization expense was $407 for the year ended December 31, 1998.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         INCOME TAXES
         ------------

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statements and income tax purposes.

         The deferred tax asset and liability represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         The primary components of the Company's deferred tax assets and liabilities are inventory capitalization and valuation, allowance for doubtful accounts, employee benefits (assets) and tax over book depreciation (liabilities).

         REVENUE RECOGNITION
         -------------------

         Revenue is recognized in the period in which the products are shipped.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.


NOTE 2 - RELATED PARTY TRANSACTIONS:

         The Company leases its building from a related company. The leases require minimum monthly rental payments of $5,742 and $7,858 and expire on December 31, 2010. Rent on the first lease may be increased by up to 5% on each anniversary date of the lease. The Company is responsible for all expenses related to the building. Rent expense for these leases was $163,200 and $138,473 for the years ended December 31, 1998 and 1997, respectively.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 2 - RELATED PARTY TRANSACTIONS - CONTINUED:

         Annual future obligations are as follows:

         Year ending December 31:
           1999                                                    $   163,200
           2000                                                        163,200
           2001                                                        163,200
           2002                                                        163,200
           2003                                                        163,200
             Thereafter                                              1,142,400
                                                                   ------------
                                                                   $ 1,958,400
                                                                   ============

         Cash proceeds of $2,500,000 from the issuance of the revenue bond (Note 6) is restricted to the construction of a new facility and related equipment estimated to be completed in 1999, along with the financing costs of the bond issuance. This new facility is being constructed by a related party, at an estimated cost of $1,300,000. The equipment of the Company is estimated to cost $1,200,000. The Company and the related party are jointly and severally liable for the entire amount of the revenue bond. The Company has accounted for this transaction on its financial statements. A portion of the investments, property, deferred financing costs, and the revenue bond are the responsibility of the related party and not of the Company. This is due to the fact that the related party has entered into an asset purchase agreement with the same buyer as the Company (Note 11). As such, the aforementioned transactions have not been separated for financial accounting purposes as they will be consolidated into the buyer's financial statements upon completion of the stock purchase agreement.

         In addition to the related party transactions discussed above, the Company also purchases goods from another related company. In connection therewith, the accompanying financial statements include the following:

                                                      1998             1997
                                                   ----------       ----------

           Accounts payable                        $1,113,988       $  760,306
                                                   ==========       ==========

           Approximate purchases                   $8,230,159       $8,573,000
                                                   ==========       ==========

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 3 - INVESTMENT SECURITIES

         The amortized cost of securities and their approximate fair values as of December 31, 1998 are as follows:

                                                            Gross           Gross
                                           Amortized      Unrealized      Unrealized        Fair
         Available-for-Sale                 Cost            Gains           Losses          Value
         ------------------              ------------    ------------    ------------    ------------
         U.S. government                 $   510,563     $         -      $        -     $   510,563
         State and municipal
           governments                     1,444,562               -               -       1,444,562
         Corporate debt
           securities                        249,550               -               -         249,550
                                         ------------    ------------    ------------    ------------
                                         $ 2,204,675     $         -     $         -     $ 2,204,675
                                         ============    ============    ============    ============

         AMOUNTS MATURING IN:


         Available-for-Sale                   Amortized Cost         Fair Value
         ------------------                   --------------        ------------

         One year or less                       $   515,125         $   515,125
         One year through five years                479,550             479,550
         Five years through ten years               360,000             360,000
         After ten years                            850,000             850,000
                                                ------------        ------------

                                                $ 2,204,675         $ 2,204,675
                                                ============        ============

         During 1998, the Company sold securities available for sale for total proceeds of approximately $1,728,071 resulting in no gross realized gains or losses. Investment securities totaling
         $2,204,675 are restricted for construction purposes (Note 2).


NOTE 4 - LINE-OF-CREDIT:

         The Company has a line-of-credit agreement with a bank which provides for maximum borrowings of $2,000,000 as of December 31, 1998 and $1,500,000 as of December 31, 1997. At December 31 1998
         and 1997, there were outstanding balances of $2,000,000 and $1,495,000, respectively. The agreement bears interest at 1/2% under the bank's prime rate, which was 7.75% and 8.5% as of December 31, 1998 and 1997, respectively. The note is due on demand and is secured by accounts receivable, inventory and machinery and equipment.

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 5 - CAPITAL LEASES:

         The Company periodically acquires assets under capital lease obligations. The capitalized cost of assets acquired under capital lease obligations of $188,750 and $74,055, less accumulated amortization of $60,466 and $41,967 at December 31, 1998 and 1997, respectively, is included in machinery and equipment and furniture and fixtures in the accompanying financial statements. Depreciation of these assets is included in depreciation expense (Note 1).

         The following is a schedule of future lease payments under capital leases:

         Year ending December 31:
           1999                                                     $   70,663
           2000                                                         48,445
           2001                                                         25,208
                                                                    -----------

           Total lease payments                                        144,316
           Amount representing interest                                (20,616)
                                                                    -----------

           Present value of future minimum payments                    123,700
           Less: current portion                                       (57,616)
                                                                    -----------

           Long term portion                                        $   66,084
                                                                    ===========


NOTE 6 - LONG-TERM DEBT:

         Long-term debt at December 31 consists of the following:

                                                                               1998                1997
                                                                           ------------        ------------
         Revenue bond, bank, due in quarterly payments totaling $245,000 per annum from March 1,1999 to December 1, 2005, $60,000 per annum from March 1, 2006 to December 1, 2017, and $65,000 ending
         December 1, 2018, including interest determined at a weekly rate, currently 4.3% as of December 31, 1998, secured by a letter of
         credit with a bank.                                               $ 2,500,000         $         -

         Note payable - bank, due in monthly payments of $6,516, including interest at 1/2% under the bank's prime rate of 8.5% as of
         December 31,1997, maturing January 25,1998, when any unpaid balance is due, secured by accounts receivable, inventory and
         machinery and equipment.                                                    -              28,131

                                      -11-

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998

NOTE 6 - LONG-TERM DEBT - CONTINUED:

         Note payable - bank, due in monthly payments of $6,718, including interest at 1/2% under the bank's prime rate of 7.75% and 8.5% as of December 31, 1998 and 1997, respectively, maturing March 6,
         1999, when any unpaid balance is due, secured by accounts
         receivable, inventory and machinery and equipment.                     20,367              96,053

         Note payable - bank, due in monthly payments of $10,945,
         including interest at 1/2% under the bank's prime rate of 7.75%
         and 8.5% as of December 31,1998 and 1997, respectively, maturing
         October 3, 1999 when any unpaid balance is due, secured by
         accounts receivable, inventory and machinery and equipment.           105,911             223,541

         Note payable - bank, due in monthly payments of $11,650,
         including interest at 1/2% under the bank's prime rate of 7.75%
         and 8.5% as of December 31, 1998 and 1997, respectively, maturing
         September 19, 2000 when any unpaid balance is due, secured by
         accounts receivable, inventory and machinery and equipment.           222,999             339,794

         Note payable - City of South Haven, due in  monthly payments of
         $1,637, including interest at 7.5%, secured by related real estate.    67,715              81,710
                                                                           ------------        ------------

                                                                             2,916,992             769,229
         Less current portion                                                  514,724             355,255
                                                                           ------------        ------------

         Long-term debt                                                    $ 2,402,268         $   413,974
                                                                           ============        ============

         Maturities of long-term debt are summarized as follows:

         Year ending December 31:
           1999                                                    $   514,724
           2000                                                        355,886
           2001                                                        262,514
           2002                                                        263,868
           2003                                                        245,000
           Thereafter                                                1,275,000
                                                                   ------------
                 Total minimum lease payments                      $ 2,916,992
                                                                   ============

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 7 - INCOME TAXES:

         Current income tax is based on the taxable income for the year as measured by the current year's payable per the income tax return. The deferred tax adjustment is the amount required to adjust the deferred tax asset and liability to that expected to be realized in future years.

         The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes. This is due to non-deductible officers' life insurance payments and the non-deductible portion of meals and entertainment.

         As of December 31,1998, and December 31, 1997 the components of deferred income taxes consisted of the following:

         Current deferred taxes - gross assets                      $  174,100        $  124,100

         Noncurrent deferred taxes - gross liabilities                (538,200)         (491,600)
                                                                    -----------       -----------

                  Net noncurrent deferred tax liabilities           $ (364,100)       $ (367,500)
                                                                    ===========       ===========

         The tax effects of cumulative temporary differences as of December 31,1998 consisted of the following:

                                                                           DECEMBER 31,
                                                                  -------------------------------
                                                                      1998               1997
                                                                  -------------     -------------

           Depreciation                                           $   (538,200)     $   (491,600)
           Bad debt reserve                                             48,600            25,500
           Obsolescence reserve                                         59,900            44,200
           Vacation pay accrual                                         37,400            30,900
           Self-insurance reserve                                       11,600            11,600
           Section 163 costs                                            16,600            11,900
                                                                  -------------     -------------

                                                                  $   (364,100)     $   (367,500)
                                                                  =============     =============


NOTE 8 - OPERATING LEASES:

         The Company is obligated under noncancelable operating leases for vehicles and trailers. The annual minimum lease payments under noncancelable operating leases for the year ending December 31, 1998, net of prepaid expenses of $14,335 are as follows:

                            DOUBLE "J" MOLDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998


NOTE 8 - OPERATING LEASES - CONTINUED:

         Year ending December 31:
           1999                                                  $  54,504
           2000                                                     50,888
           2001                                                     30,594
           2002                                                     16,200
           2003                                                      8,976
           Thereafter                                               20,956
                                                                 ----------

                                                                 $ 182,118
                                                                 ==========

         Rent expense for operating leases for the year ending December 31, 1998 and 1997 was approximately $49,000 and $42,000, respectively.


NOTE 9 - PROFIT SHARING PLAN:

         The Company has a salary reduction/profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with the Company. Each employee may contribute up to a maximum of 15% of their annual salary to the Plan. The Company, at its option, may contribute additional amounts to the Plan. Company contributions to the Plan for the years ended December 31, 1998 and 1997 were $72,362 and $63,647, respectively.


NOTE 10 - MAJOR CUSTOMER:

          A material part of the Company's business is dependent upon one major customer, the loss of whom would have a materially adverse effect on the Company. Sales to the customer during 1998 and 1997 were approximately $19,800,000 and $19,705,000, respectively, representing 96% and 94% of the total sales for those years. At December 31, 1998 and 1997, amounts due from this customer included in trade accounts receivable were approximately $3,500,000 for both periods.


NOTE 11 - SUBSEQUENT EVENTS:

          In April 1999, Company stockholders entered into a stock purchase agreement. Under this agreement, the buyer will purchase all of the issued and outstanding capital stock of Double "J" Molding, Inc.

          Effective April 29,1999, a new agreement with the bank increased maximum borrowings on the line-of-credit (Note 4) to $2,500,000.

         (b)      Pro forma financial information.
                  --------------------------------

                  The following unaudited pro forma combined income statements data for the nine months ended September 30, 1999 illustrates the effect of the acquisition of Double J as if the transactions had been completed on January 1, 1999. The following unaudited pro forma combined balance sheet as of September 30, 1999 illustrates the effect of the acquisition of Double J as if the transaction had been completed on that date. The acquisition of Double J is reflected using the purchase method of accounting for business combinations. The unaudited pro forma combined financial data is provided for comparative purposes only and does not purport to represent the results of operations of the Company that actually would have been obtained if the acquisition of Double J had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. Adjustments to pro forma combined operating results include changes cash and cash equivalents resulting from bank financing incurred to fund the acquisitions, cash paid in a transaction related to the acquisition, and payment of Double J debt; changes in current assets to estimated fair values; changes in property and equipment to reflect real property used by Double J and acquired in a transaction related to the acquisition; recordation of goodwill associated with the Double J; elimination of Double J historical stockholders' equity; issuance of common stock as partial consideration in the acquisition; changes in depreciation to reflect the real property acquired; elimination of rental expense for real property which was previously released from a related third party; changes in amortization expenses resulting from the goodwill associated with the Double J acquisition; and the recording of additional interest expense. The unaudited pro forma combined financial data set forth below is based upon certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.



                                 CLARION TECHNOLOGIES, INC.
                         CONDENSED COMBINED PRO FORMA BALANCE SHEET
                                     SEPTEMBER 30, 1999
                                        (UNAUDITED)


                                         (1)           (2)           (3)
                                       Clarion      Double "J"    Pro Forma
                                      Historical    Historical   Adjustments       Pro Forma
                                     ------------  ------------  ------------     ------------
ASSETS

CURRENT ASSETS:
  Cash and equivalents               $ 4,333,928   $      -      $ 2,000,000  A   $ 4,627,650
                                                                   2,950,000  B
                                                                  (2,708,444) C
                                                                  (1,947,834) D
  Accounts receivable                  7,000,056     4,753,474          -          11,753,530
  Inventories                          2,277,588     1,225,734      (150,000) E     3,353,322
  Other current assets                   397,638       732,043          -           1,129,681
                                     ------------  ------------  ------------     ------------
    Total current assets              14,009,210     6,711,251       143,722       20,864,183

PROPERTY AND EQUIPMENT, NET           24,765,508     6,845,153     1,947,834  F    33,558,495

COSTS IN EXCESS OF
  NET ASSETS ACQUIRED                  4,368,211          -        1,296,261  G     5,664,472

OTHER NONCURRENT ASSETS                1,037,777       503,465       (94,000) H     1,447,242
                                     ------------  ------------  ------------     ------------
                                     $44,180,706   $14,059,869   $ 3,293,817      $61,534,392
                                     ============  ============  ============     ============

LIABILITIES AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings              $ 4,657,143   $ 2,500,000    $2,950,000  B   $ 7,607,143
                                                                  (2,500,000) C
  Current portion of long-term
    debt and capital leases            1,351,596       446,713       400,000  A     2,043,280
                                                                    (155,029) C
  Accounts payable                     4,735,465     3,605,955          -           8,341,420
  Other current liabilities            2,219,333     1,696,221       756,000  I     4,660,074
                                                                     (11,480) C
                                     ------------  ------------  ------------     ------------
    Total current liabilities         12,963,537     8,248,889     1,439,491       22,651,917

DEFERRED TAXES                              -          555,800          -             555,800

LONG-TERM DEBT AND CAPITAL
  LEASE OBLIGATIONS                    9,718,055     2,151,441     1,600,000  A    13,427,561
                                                                     (41,935) C
STOCKHOLDERS' EQUITY:
  Preferred stock options             11,901,260          -             -          11,901,260
  Common stock                            18,087        10,500       (10,500) J        18,937
                                                                         850  K
  Additional paid in capital          21,822,650          -        3,399,150  K    25,221,800
  Retained earnings (deficit)        (12,242,883)    3,093,239    (3,093,239) J   (12,242,883)
                                     ------------  ------------  ------------     ------------
                                      21,499,114     3,103,739       296,261       24,899,114
                                     ------------  ------------  ------------     ------------
                                     $44,180,706   $14,059,869   $ 3,293,817      $61,534,392
                                     ============  ============  ============     ============



                                 CLARION TECHNOLOGIES, INC.
                       CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                            NINE MONTHS ENDED SEPTEMBER 30, 1999
                                        (UNAUDITED)

                                         (1)           (2)           (3)
                                       Clarion      Double "J"    Pro Forma
                                      Historical    Historical   Adjustments       Pro Forma
                                     ------------  ------------  ------------     ------------
Net sales                            $13,047,728   $16,585,271   $      -         $29,632,999
Cost of sales                         13,136,606    17,327,854        35,222  L    30,396,722
                                                                    (102,960) M
                                     ------------  ------------  ------------     ------------
  Gross profit (loss)                    (88,878)     (742,583)       67,738         (763,723)

Selling, general and
  administrative expense               5,658,532     1,404,778        64,813  N     7,108,683
                                                                     (19,440) M
                                     ------------  ------------  ------------     ------------

  Operating income (loss)             (5,747,410)   (2,147,361)       22,365       (7,872,406)


Interest and other expense               776,791       113,212       134,493  O     1,024,496
                                     ------------  ------------  ------------     ------------

  Loss before income taxes            (6,524,201)   (2,260,573)     (112,128)      (8,896,902)

Income taxes                                -         (438,871)         -            (438,871)
                                     ------------  ------------  ------------     ------------

  NET LOSS                           $(6,524,201)  $(1,821,702)  $  (112,128)     $(8,458,031)
                                     ============  ============  ============     ============

Loss per share                       $      (.37)                                 $      (.46)
                                     ============                                 ============
Weighted average shares
  outstanding                         17,647,395                    850,000  K     18,497,395
                                     ============                                 ============



                                 CLARION TECHNOLOGIES, INC.
                       CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                YEAR ENDED DECEMBER 31, 1998
                                        (UNAUDITED)


                                         (1)
                                       Clarion         (2)           (3)
                                       Restated     Double "J"    Pro Forma
                                      Historical    Historical   Adjustments       Pro Forma
                                     ------------  ------------  ------------     ------------
Net sales                            $ 9,965,633   $20,568,619   $      -         $30,534,252
Cost of sales                          9,223,636    18,670,503        46,962  L    27,803,821
                                                                    (137,280) M
                                     ------------  ------------  ------------     ------------
  Gross profit                           741,997     1,898,116        90,318        2,730,431

Selling, general and
  administrative expense               5,117,352     1,605,744        86,417  N     6,783,593
                                                                     (25,920) M
                                     ------------  ------------  ------------     ------------

  Operating income (loss)             (4,375,355)      292,372        29,821       (4,053,162)


Interest and other expense               258,029       112,631       179,324  O       549,984
                                     ------------  ------------  ------------     ------------
  Income (loss) before
    income taxes                      (4,633,384)      179,741      (149,503)      (4,603,146)

Income taxes                             (55,245)       73,910          -              18,665
                                     ------------  ------------  ------------     ------------

  NET INCOME (LOSS)                  $(4,578,139)  $   105,831   $  (149,503)     $(4,621,811)
                                     ============  ============  ============     ============

Loss per share                       $      (.53)                                 $      (.49)
                                     ============                                 ============
Weighted average shares
  outstanding                          8,662,711                    850,000  K      9,512,711
                                     ============                                 ============



                                 CLARION TECHNOLOGIES, INC.
                           NOTES TO CONDENSED COMBINED PRO FORMA
                                    FINANCIAL STATEMENTS



(1) The historical balance sheet for Clarion is as of September 30, 1999 and the historical interim income statement is for the nine months ended September 30, 1999. The historical income statement for the year ended December 31, 1998 has been restated to include two 1999 business combination transactions that were accounted for under the pooling of interests method of accounting. The Company completed acquisitions of Mito Plastics, Inc. ("Mito") and Wamar Tool & Machine Co. ("Wamar Tool") during the second and third quarters of 1999, respectively, in which these entities became wholly-owned subsidiaries of Clarion. Accordingly, the historical financial statements of the Company have been restated as if the acquisitions occurred at the beginning of the earliest period presented. Selected financial information for the combining entities in the historical restated statements of income for the year ended December 31, 1998 is as follows:

                                              Year Ended
                                             December 31,
                                                 1998
                                             ------------
          Net sales:
            Clarion                           $ 3,400,786
            Mito                                4,978,252
            Wamar Tool                          1,586,595
                                              ------------
                                              $ 9,965,633
                                              ============
          Net income (loss):
            Clarion                           $(4,396,612)
            Mito                                 (260,520)
            Wamar Tool                             78,993
                                              ------------
                                              $(4,578,139)
                                              ============

(2) The historical balance sheet for Double "J" is as of September 30, 1999. The historical income statements are for the nine months ended September 30, 1999 and the year ended December 31, 1998.

(3) Amounts in this column represent pro forma adjustments required to account for the acquisition as a purchase, which include the following items:

     A   Record long-term bank financing related to the acquisition
     B   Record short-term bank financing related to the acquisition
     C   Payment of Double "J" debt and accrued interest
     D Cash paid in a separate but related transaction to the sellers of real property used by Double "J"
     E   Adjust current assets to estimated fair value
     F Real property used by Double "J" acquired in a separate but related transaction
     G Record the excess of the acquisition cost over the fair value of net assets acquired
     H Reserve for deferred financing costs related to industrial revenue bond paid in October
     I   Reserve for severances and other post-closing obligations
     J   Eliminate Double "J" historical stockholders' equity
     K   Issue 850,000 shares of Clarion common stock to Double "J" stockholders
     L   Record additional depreciation expense for real property acquired
     M Eliminate rent expense for real property that was previously leased from a related third party
     N   Record amortization expense for the costs in excess of net assets acquired
     O   Record increase in interest expense

         SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Clarion Technologies, Inc.,
                                       a Delaware corporation
                                       (Registrant)


Date:  December 13, 1999           By: /s/ Robert W. Martin
                                       -----------------------------------------
                                       Robert W. Martin, Chief Financial Officer